EXHIBIT 99.7

Consent of Prospective Director

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, Dennis George Schmal, hereby consent to be named as a prospective director of Owens Realty Mortgage, Inc. in the Registration Statement on Form S-4 of Owens Realty Mortgage, Inc., as amended by Amendment No. 2, and any subsequent amendments thereto.

/s/ DENNIS GEORGE SCHMAL

             Dennis George Schmal

Dated: January 18, 2013